ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this "**Agreement**") is made and entered into on the __th day of August 2013, by and among BLACK ROCK BEVERAGE SERVICES, LLC, a Colorado limited liability company (the "**Seller**") and the person(s) executing this Agreement listed on the signature page hereto under the heading "**Seller Members**", who represent the majority member(s) of Seller (referred to as the "**Seller Members**"), and JAMMIN JAVA CORP., a Nevada corporation (the "**Purchaser**"), each a "**Party**" and collectively the "**Parties.**"

RECITALS

WHEREAS, Seller desires to sell substantially "**ALL**" of Seller's assets, properties and interests as set forth on Exhibit A, including all rights and interests associated therewith to Purchaser (collectively, the "**Assets**"); and

WHEREAS, Purchaser desires to purchase from Seller, upon the terms and conditions set forth herein, such assets, properties, rights and interests, included in the Assets, but not Seller itself or its liabilities, except as otherwise specifically set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereby agree as follows:

ARTICLE . DEFINITIONS

1.1 Certain Definitions. In addition to other terms defined throughout this Agreement, the following terms have the following meanings when used herein:

(a) "**Affiliate**" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person, and in the case of any natural Person shall include all relatives and family members of such Person. For purposes of this definition, a Person shall be deemed to control another Person if such first Person and/or any relatives or family members of such first Person directly or indirectly owns or holds five percent (5%) or more of the ownership interests in such other Person. In the case of the Seller, each Seller Member is considered an Affiliate of Seller.

(b) "**Affiliate Liabilities**" means any liability of any Affiliate of Seller of any kind or nature whatsoever attributable to the pre-Closing operation of the Assets or otherwise caused by or relating to any transaction, status, event, condition, occurrence or situation existing, arising or occurring on or prior to the Closing.

(c) "**Business Day**" means any day other than (a) Saturday or Sunday or (b) any other day on which banks in California or Colorado are permitted or required to be closed.

(d) "**Consent**" means any notice to or consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental body or third party.

(e) "**Contract**" means any contract, agreement, indenture, note, bond, loan, mortgage, license, instrument, lease, commitment or other arrangement or agreement, whether

written or oral.

(f) "Compensation Liabilities" means (a) any liability for deferred compensation, accrued bonuses, transaction or other bonuses, severance obligations (including such obligations that may arise in connection with the transactions contemplated hereby) relating to Seller; and (b) any obligation of Seller to indemnify any Person by reason of the fact that such Person was a director, officer, employee, or agent of Seller or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity.

(g) "Effective Time" means the Closing Date.

(h) "Encumbrance" means any charge, claim, community or other marital property interest, condition, equitable interest, Lien, option, pledge, security interest, mortgage, right of way, easement, encroachment, servitude, right of first option, right of first refusal or similar restriction, including any restriction on use, voting (in the case of any security or equity interest), transfer, receipt of income or exercise of any other attribute of ownership.

(i) "Environmental Law(s)" means any foreign, federal, state or local statute, regulation, ordinance, or rule of common law as now or hereafter in effect in any way or any other legally binding requirement relating to the environment, natural resources or protection of human health and safety including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.), the Emergency Planning and Right-To-Know Act (42 U.S.C. § 11101 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. App. § 1801 et seq.), the Solid Waste Disposal Act (42 U.S.C. § 6901 et seq.) (including the Resource Conservation and Recovery Act), the Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. § 136 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300(f) et seq.), the Lead-Based Paint Exposure Reduction Act (42 U.S.C. § 2681 et seq.), and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), and all laws of a similar nature, and the rules and regulations promulgated pursuant thereto, each as amended.

(j) "Governmental Authorization" means any Consent, license, registration or permit issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

(k) "Governmental Body" means any:

(i) nation, state, county, city, town, borough, village, district or other jurisdiction;

(ii) federal, state, local, municipal, foreign or other government;

(iii) governmental or quasi-governmental authority of any nature (including any agency, branch, department, board, commission, court, tribunal or other entity exercising governmental or quasi-governmental powers);

(iv) multinational organization or body;

(v) body exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power; or

(vi) official of any of the foregoing.

(l) "Government Liability" means any liability imposed by or in connection with any Environmental Law or other Law or Governmental Authorization.

(m) "**Intellectual Property**" means (i) all inventions, whether patentable or not patentable, all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissues, continuations, continuations-in-part, divisionals, revisions, utility models, extensions and reexaminations thereof, (ii) the websites, URLs, domain names, trade names and trademarks (including registered and unregistered trademarks, service marks and applications thereof used in the business of Seller or in connection with the Assets) including those set forth in Schedule 2.7(c) together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (iii) all copyrightable works, all copyrights and all applications, registrations, renewals and derivatives in connection therewith, (iv) all trade secrets and confidential business information, including ideas, research and development, know-how, formulas, certifications, compositions, manufacturing and production processes and techniques, technical data, designs including advertising designs, logos, drawings, packaging, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals, (v) all other proprietary rights, and (vii) all copies and tangible embodiments thereof (in whatever form or medium).

(n) "**Knowledge**" means that:

(i) A natural Person will be deemed to have Knowledge of a particular fact or other matter if such Person is actually aware of the fact or matter.

(ii) A Person, other than a natural person, will be deemed to have Knowledge of a particular fact or other matter if any natural Person who is serving, or who has at any time served, as a director, officer, partner, employee, agent, executor or trustee of that Person (or in any similar capacity) has, or at any time had, Knowledge of that fact or other matter (as set forth in (i) above).

(o) "**Law**" means any federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement or rule of law (including but not limited to as related to revenue, labor, or ERISA) of any Governmental Body.

(p) "**Legal Requirement**" means any federal, state, local, municipal, foreign, international, multinational or other constitution, law, ordinance, principle of common law, code, regulation, statute or treaty.

(q) "**Liability**" means with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of such Person, including Government Liabilities, Affiliate Liabilities, Tax Liabilities, Product Liabilities and Compensation Liabilities.

(r) "**Liens**" means all liens, pledges, mortgages, security interests, claims, covenants, leases, subleases, charges, conditions, options, rights of first refusal, licenses, easements, servitudes, rights of way, encumbrances or any other restriction or limitation whatsoever.

(s) "**Ordinary Course of Business**" means an action taken by a Person will be deemed to have been taken in the Ordinary Course of Business only if that action:

(i) is consistent in nature, scope and magnitude with the past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person;

(ii) does not require authorization by the managers, members, board of directors or shareholders of such Person and does not require any other separate or special authorization of any nature; and

(iii) is similar in nature, scope and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal, day-to-day operations of other Persons that are in the same line of business as such Person.

(t) "Person" means an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity or a Governmental Body.

(u) "Proceeding" means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

(v) "Product Liabilities" means any product or service liability or similar claim for injury to a Person or property, or liability arising out of or based upon any express or implied representation, warranty, agreement or guaranty, or liability by reason of the improper performance or malfunctioning of a product, improper design or manufacture, or other related product defects of any products at any time manufactured or sold or any service.

(w) "Solvent" means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person's property would constitute unreasonably small capital. The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can reasonably be expected to become an actual or matured liability.

(x) "Tax" means any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, windfall profit, customs, vehicle, airplane, boat, vessel or other title or registration, capital stock, franchise, employees' income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative, add-on minimum and other tax, fee, assessment, levy, tariff, charge or duty of any kind whatsoever and any interest, penalty, addition or additional amount thereon imposed, assessed or collected by or under the authority of any Governmental Body or payable under any tax-sharing agreement or any other Contract.

(y) "Tax Liabilities" means any liability for any Taxes (A) of Seller or any Affiliate of Seller for any period or (B) attributable to the conduct of the Assets or ownership of Assets on or before the Closing Date, regardless of when assessed.

(z) "Tax Return" means any return (including any information return), report, statement, schedule, notice, form, declaration, claim for refund or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any

Legal Requirement relating to any Tax.

1.2 Other Definitional Provisions. The language in all parts of this Agreement shall be construed, in all cases, according to its fair meaning. Seller and Purchaser acknowledge that each party and its counsel have reviewed and revised this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

(a) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

(b) The word "**including**" shall mean including without limitation and the words "**include**" and "**includes**" shall have corresponding meanings.

ARTICLE .
PURCHASE AND SALE

2.1 Purchase. Upon the terms and subject to the conditions set forth herein, on the Closing Date, Purchaser shall purchase from Seller, the Assets, and Seller shall sell and convey the Assets to Purchaser.

2.2 Sale and Transfer of Assets. Upon the terms and subject to the conditions set forth herein, Seller shall, on the Closing Date, sell and transfer to Purchaser all right, title and interest of Seller in and to the Assets, free and clear of all Encumbrances of any kind. Seller shall execute and deliver to Purchaser all additional transfer documents required prior to or following the Closing Date in order to convey title to all of the Assets.

2.3 Excluded Liabilities. The Purchaser shall noot assume, or otherwise be responsible for, any of Seller's Liabilities, whether actual or contingent, matured or unmatured, liquidated or unliquidated, known or unknown, or related or unrelated to Seller's business or the Assets, whether arising out of occurrences prior to or at or after the Closing Date, *provided* however that Purchaser shall assume the executory obligations and liabilities associated with any contracts listed on Exhibit B (the "**Assumed Contracts**") that, by the terms of such Assumed Contracts, arise after the Closing (other than by virtue of a default or violation of any Assumed Contract occurring at or prior to the Closing), relate to periods following the Closing and are by their terms to be observed, paid, discharged, and performed as the case may be, at any time after the Closing.

2.4 Purchase Price. In consideration ofor the purchase of the Assets:

(i) The Purchaser shall pay the Seller $10,000 in cash at Closing (the "**Cash Consideration**"); and

(ii) The Purchaser shall issue the Seller shares of its restricted common stock valued at $60,055, based on a 15% discount to the average of the closing sales prices of the Purchaser's common stock on the OTCQB market, as reported by NASDAQ.com on the last five trading days prior to the Closing Date (the "**Purchaser Stock**" and together with the Cash Consideration, the "**Purchase Price**").

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1.1 Required Consents. Notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute an agreement to assign or transfer any Asset or interest therein as to which (i) an assignment or transfer thereof or an attempt to make such an assignment or transfer without a Consent (a "**Required Consent**") would constitute a breach or violation thereof or of applicable law, or would adversely affect the rights or obligations thereunder to be assigned or transferred to or for the account of Purchaser and (ii) such Required Consent shall not have been obtained with respect to such Asset or interest therein prior to the Closing. Any

transfer or assignment to Purchaser by Seller of any such Asset or interest therein (a "**Delayed Asset**"), shall be made subject to all such Required Consents in respect of such Delayed Asset being obtained. If there are any Delayed Assets, Seller shall use its best efforts to obtain all Required Consents in respect thereof as promptly as practicable following the Closing, all without any cost or detriment to Purchaser or any of its Affiliates. Until all Required Consents with respect to each Delayed Asset have been obtained, (a) Seller shall hold the Delayed Asset on behalf of Purchaser, (b) Seller shall cooperate with Purchaser for no additional consideration in any lawful arrangement (including subleasing or subcontracting, or performance thereunder by Seller as Purchaser's agent) requested by Purchaser to provide Purchaser with all of the benefits of or under any such Delayed Asset and (c) Seller shall otherwise enforce and perform for the account of Purchaser and as directed by Purchaser any other rights and obligations of Seller arising from such Delayed Asset (and not waive, alter or amend any of same without the consent of Purchaser). Seller shall comply with its obligations under this Agreement and to maintain its corporate or other existence until all obligations pursuant to this Section and otherwise herein are performed in full and all Delayed Assets are transferred and assigned hereunder. At such time and on each occasion after the Closing Date as all Required Consents with respect to a Delayed Asset have been obtained, such Delayed Asset shall automatically be transferred and assigned by Seller to Purchaser (or, at Purchaser's direction) for no additional consideration without any further act on the part of any Party.

2.5 Intellectual Property.

(a) Seller owns all right, title and interest in the intellectual property assets set forth in Schedule 2.7(d) and Schedule 2.7(g) and such ownership is free and clear of all Liens and Encumbrances, obligatory payments to others and the obligation to grant rights to others. Except as set forth on Schedule 2.7(a), Seller owns all right, title and interest in, or possesses adequate licenses or other valid rights to use (without the making of any payment to others or the obligation to grant rights to others in exchange), free and clear of all Liens and Encumbrances, all other Intellectual Property owned by Seller or used in connection with the operation of its business as currently conducted, including without limitation the intellectual property set forth on Schedule 2.7(d) and Schedule 2.7(g). Each item of Intellectual Property owned or used by Seller immediately prior to the Closing that constitutes an Asset will be owned or available for use by Purchaser on identical terms and conditions immediately subsequent to the Closing hereunder. Seller has taken all necessary and desirable action to maintain each item of Intellectual Property that Seller owns or uses with respect to its business.

(b) Seller has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of any other Person, and none of the managers, members, directors and officers (and employees with responsibility for Intellectual Property matters) of Seller has ever received any charge, complaint, claim, demand or notice from any Governmental Entity or other Person alleging any such interference, infringement, misappropriation or conflict (including any claim that Seller must license or refrain from using any Intellectual Property rights of any other Person).

(c) To Seller's Knowledge, no Person has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of Seller.

(d) Schedule 2.7(d) identifies each registered and unregistered trademark, including product names and domain names, used by Seller in connection with its business. Seller has delivered to Purchaser correct and complete copies of all written documentation evidencing ownership and use of each such product name and domain name as set forth on Schedule 2.7(d). Within fifteen (15) days from the Closing, Seller shall cooperate with Purchaser and effectuate to Purchaser the transfer of the domain names of Seller to Purchaser at no expense to Purchaser. Seller further agrees subsequent to the Closing to cooperate with and

assist Purchaser in the enforcement of the trademarks identified in Section 2.7(f); such efforts to include but not be limited to the establishment of use and ownership of the mark(s) prior to the Closing. Seller represents that it owns no trademark registrations or applications for registration in any jurisdiction and no such applications have been filed by Seller, any Affiliate thereof or its predecessor-in-interest.

(e) Seller represents that it owns no copyright registrations or applications in any jurisdiction and no such applications have been filed by Seller, any Affiliate thereof or its predecessor-in-interest.

(f) Seller represents that neither itself, any Affiliate thereof nor its predecessor-in-interest is a party to any license, agreement or other permission which Seller has granted to any other Person with respect to any item of Intellectual Property in the United States and any jurisdictions worldwide and that no such licenses, agreements or other permissions exist.

(g) Schedule 2.7(g) identifies trade secrets and confidential business information of Seller.

(h) With respect to each item of Intellectual Property required to be identified on Schedule 2.7(d) and Schedule 2.7(g):

1. except as set forth on Schedule 2.7(a), Seller owns all right, title and interest in and to such item, free and clear of any Liens and Encumbrances;

2. except as set forth in Schedule 2.7(a), Seller is unaware of any transfers of ownership or title of Intellectual Property;

3. such item is not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

4. no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to Seller's knowledge, threatened which challenges the legality, validity, enforceability, use or ownership of such item;

5. no prior art or activity is known by Seller which would affect the validity or enforceability of the trademarks set forth in Schedule 2.7(d);

6. Seller has not agreed to indemnify any Person for or against any interference, infringement, misappropriation or other conflict with respect to such item;

7. all licenses, agreements and other permissions pertaining to such item and all other rights to which Seller is entitled with respect thereto are in compliance in all respects with all applicable Laws in all jurisdictions worldwide, including those pertaining to remittance of foreign exchange and Taxes; and

8. Seller has not made a previous assignment, sale, transfer or agreement constituting a present or future assignment, sale or transfer of, or granted any Lien on such item; nor has Seller granted any release, covenant not to sue or other non-assertion assurance to any Person with respect to such item which could reasonably be expected to have an adverse effect on the aggregate value of the Intellectual Property.

(i) Seller represents that it does not use any computer software or Intellectual Property owned by any Person other than Seller pursuant to any license, sublicense, agreement or permission and that no such licenses, sublicenses, agreements or permissions exist.

(j) To Seller's Knowledge, the continued operation of the Assets as currently conducted do not and will not interfere with, infringe upon, misappropriate or otherwise come into conflict with, any Intellectual Property rights of any Person.

(k) Seller has no Knowledge of any new products, inventions, procedures, or methods of manufacturing or processing that any competitors or other Persons have developed which reasonably could be expected to supersede or make obsolete any product or process of Seller.

(l) All of the Intellectual Property set forth on Schedule 2.7(d) and Schedule 2.7(g) as well as any and all other Intellectual Property of Seller, subject only to those items set forth on Schedule 2.7(a), and all rights associated therewith, shall be included in the Assets and transferred and sold to Purchaser at the Closing free and clear of any and all Liens and Encumbrances. Seller shall deliver all rights associated with the Assets, free and clear of all Encumbrances set forth on Schedule 2.7(a) at the Closing.

ARTICLE .
CLOSING

3.1 Closing. On the termss and subject to the conditions set forth in this Agreement, the closing of the transactions contemplated in Article II herein (the "**Closing**") shall take place on as soon as practicable following the satisfaction of all of the conditions to Closing set forth herein, including, but not limited to those set forth in Section 3.2(d) (such date being defined herein as the "**Closing Date**"). In the event all conditions set forth herein for the Closing do not occur prior to [AUG. 16, 2013] (the "**Deadline**"), for any reason other than the material default of Purchaser pursuant to the terms of this Agreement, the Purchaser shall have the right to provide the Seller a written notice (a "**Termination Notice**"), and return any and all Assets delivered to Purchaser from Seller and this Agreement shall be considered terminated and of no force and effect, except for those representations, warranties and obligations set forth in Article IX, which shall survive any termination of this Agreement.

3.2 Conditions to Purchaser's Obligation. Purchaser's obligation hereunder to purchase and pay for the Assets is subject to the satisfaction, on or before the Closing of the following conditions, any of which may be waived, in whole or in part, by Purchaser in its sole discretion, and Seller shall use its reasonable best efforts to cause such conditions to be fulfilled:

(a) Representations and Warranties Correct; Performance. The representations and warranties of Seller contained in this Agreement (including as provided in Section 2.7 herein and the exhibits and schedules hereto) shall be true, complete and accurate when made and on, as of the date hereof and on the Closing. Seller shall have duly and properly performed, complied with and observed its covenants, agreements and obligations contained in this Agreement to be performed, complied with and observed on or before the Closing. Seller shall have delivered to Purchaser a certificate signed by an officer of Seller, dated the date of the Closing, to such effect.

(b) Purchase Permitted by Applicable Laws. The purchase of the Assets to be acquired by Purchaser hereunder shall not be prohibited by any applicable law or governmental regulation and shall not subject Purchaser or its affiliates to any tax (not otherwise expressly

assumed by Purchaser under this Agreement, which obligation regarding tax liability shall be the sole obligation of Purchaser to confirm), penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation.

(c) Proceedings; Receipt of Documents. All corporate and other proceedings taken or required to be taken by Seller in connection with the transactions contemplated hereby and all documents incident thereto shall have been taken and shall be reasonably satisfactory in form and substance to Purchaser, and Purchaser shall have received all such information and such counterpart originals or certified or other copies of such documents as Purchaser may reasonably request.

(d) Seller's Closing Deliveries. Seller shall have delivered, or caused to be delivered to Purchaser the following on or prior to the Closing Date, unless the delivery of which has been (i) waived by Purchaser; or (ii) this Agreement provides that the delivery of such will be made by the Seller subsequent to the Closing:

(i) resolutions of the Seller's Managers and Members approving this Agreement and the transactions contemplated herein;

(ii) documents evidencing title to any Assets for which title or ownership documents exist and any other documentation as may be reasonably requested by Purchaser evidencing the purchase by Purchaser of the Assets;

(iii) a bill of sale and other title documentation relating to the transfer of the Assets;

(iv) documents, if any, evidencing the rights to any Intellectual Property rights associated with the Assets;

(v) copies of the Assumed Contracts, if any;

(vi) documents evidencing the valid assignment and continuation in the name of Purchaser of any and all agreements, understandings or contracts relating to the Assets, the operations of the Assets and the business of the Assets, including but not limited to the Assumed Contracts, if any;

(vii) all materials and/or documents listed with the Assets, as attached hereto as Exhibit A;

(viii) an officer's certificate confirming the representations set forth in Section 3.2(a) hereof; and

(ix) all other materials, consents, agreements, schedules, documents and exhibits required by this Agreement to be delivered by Seller at or before the Closing.

(e) No Adverse Decision. There shall be no action, suit, investigation or proceeding pending or threatened by or before any court, arbitrator or administrative or governmental body which seeks to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or questions the validity or legality of any such transactions or seeks to recover damages or to obtain other relief in connection with any such transactions.

(f) Approvals and Consents. Seller shall have duly obtained all authorizations, consents, rulings, approvals, licenses, franchises, permits and certificates, or exemptions therefrom, by or of all federal, state and local governmental authorities and non-governmental administrative or regulatory agencies having jurisdiction over the Parties hereto, this Agreement, the Assets, or the transactions contemplated hereby.

(g) Due Diligence. Purchaser shall have conducted due diligence on the Seller and verified among other things, the rights and liabilities associated with the Assets (the "**Due Diligence**"), which Due Diligence shall be satisfactory to Purchaser in its sole and absolute discretion. In the event that the Due Diligence is unsatisfactory to Purchaser, Purchaser shall have the right to terminate this Agreement and the transactions contemplated hereby without any liability to Seller whatsoever. Seller agrees to afford to the officers and authorized representatives of Purchaser, reasonable access to the properties, books and records of the Seller, as the case may be, in order that it may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the Seller and the Assets, and will furnish Purchaser with such additional financial and operating data and other information as to the business and Assets of the Seller as the Purchaser shall from time to time reasonably request. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances, and each party hereto shall cooperate fully therein. No investigation by a Party hereto shall, however, diminish or waive in any way any of the representations, warranties, covenants or agreements of the other Party under this Agreement.

(h) Contractual Consent(s) to Assignment. All consents required for the assignment to Purchaser of any contract, instrument, commitment or agreement including the Assets and the Assumed Contracts, if any, shall have been obtained by Seller.

(i) Employment and Related Agreements. Purchaser shall have entered into employment agreements, consulting agreements or other agreements or understandings with such owners of and employees of Seller as the Purchaser may desire in its sole authority, with such non-compete and non-solicitation provisions as the Purchaser shall desire in its sole authority.

3.3 Conditions to the Obligation of Seller. The obligation of Seller to consummate the transactions contemplated hereby is subject to the fulfillment of the following conditions on or prior to the Closing, any of which may be waived, in whole or in part, by Purchaser in its sole discretion, and Seller shall use its best efforts to cause such conditions to be fulfilled:

(a) Representations and Warranties Correct; Performance. The representations and warranties of Purchaser in this Agreement shall be true, complete and accurate when made on and as of the Closing. Purchaser shall have duly and properly performed, complied with and observed each of its covenants, agreements and obligations contained in this Agreement to be performed, complied with and observed on or before the Closing. Purchaser shall have delivered to Seller a certificate signed by Purchaser, dated the date hereof, to such effect.

(b) Purchase Permitted by Applicable Laws. The purchase of and payment for the Assets to be delivered by Seller hereunder shall not be prohibited by any applicable law or governmental regulation.

(c) Proceedings; Receipt of Documents. All corporate and other proceedings taken or required to be taken by Purchaser in connection with the transactions contemplated hereby and all documents incident thereto shall have been taken and shall be reasonably satisfactory in form and substance to Seller, and Seller shall have received all such information and such counterpart originals or certified or other copies of such documents as Seller may reasonably request.

(d) Purchaser's Closing Deliveries. Purchaser shall have delivered, or caused to be delivered to Seller, the Cash Consideration and shall have delivered certificates representing the Purchaser Stock in the name of the Seller.

(e) Employment Agreement. Purchaser shall have delivered an executed copy of the two year employment agreement with Jeff Krumtum, a Seller Member in the form of Exhibit D attached hereto (the "**Employment Agreement**") and shall have agreed to grant Mr. Krumtum options to purchase an aggregate of 100,000 shares of the Purchaser's common stock in the form attached to to the Employment Agreement as Exhibit A thereto.

(f) No Adverse Decision. There shall be no action, suit, investigation or proceeding pending or threatened by or before any court, arbitrator or administrative or governmental body which seeks to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or questions the validity or legality of any such transactions or seeks to recover damages or to obtain other relief in connection with any such transactions.

ARTICLE . REPRESENTATIONS AND WARRANTIES OF SELLER AND THE SELLER MEMBERS

Seller and Seller Members represent and warrant on the date hereof and the Closing Date that the following representations and warranties are true and correct:

4.1 Organization and Good Standing. Seller is duly organized, validly existing and in good standing under the laws of its state of formation; has the power and authority to conduct all of the activities conducted by it and to own or lease all of the assets owned or leased by it (the "**Seller Assets**"); and is in good standing as a foreign entity in each other jurisdiction where properties are owned, leased or operated or the business conducted by it requires such qualification, except where the failure to so qualify would not materially adversely affect such business or the Seller Assets.

4.2 Authorization. This Agreement has been duly authorized, executed and delivered by Seller, and this Agreement is the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization and other laws affecting the enforcement of creditors' rights generally and by principles of equity.

4.3 No Conflict or Violation; Default. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate, conflict with or result in a breach of or constitute a default under (a) or result in the termination or the acceleration of, or the creation in any Person of any right (whether or not with notice or lapse of time or both) to declare a default, accelerate, terminate, modify or cancel any indenture, contract, lease, sublease, loan agreement, note or other obligation or liability (each, a "**Seller Contract**") to which Seller is a party or by which it is bound, (b) any provision of the certificate of incorporation (or other formation documents, as applicable) or bylaws of Seller, (c) any judgment, order, decree, rule or regulation of any Governmental Body to which Seller or Seller's business is subject or (d) any applicable laws or regulations. There is no (with or without the lapse of time or the giving of notice or both) violation or default or, to the knowledge of Seller, threatened violation or default of or under any Seller Contract.

4.4 Consents. No Consent iis required to be made or obtained by Seller in connection with the execution and delivery of this Agreement or the consummation by Seller of the transactions contemplated herein, except for such Consents, the failure of which to obtain, would not constitute a material adverse effect on Seller.

4.5 Corporate Authority. Seller has full authority to execute and to perform this Agreement in accordance with its terms and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby does not and will not result in a breach, violation or default or give rise to an event which with the giving of notice or after the passage of time, or both, would result in a breach, violation or default of any of the terms or provisions of any indenture, agreement, charter documents, judgment, decree or other instrument or restriction to which Seller is a party or by which Seller or any of the Assets may be bound or affected; the execution and delivery of this Agreement and, the consummation of the transactions contemplated hereby have been duly authorized, no further authorization or approval, whether of the Board of Directors or shareholders of Seller or of governmental bodies or otherwise, is necessary in order to enable Seller to enter into and perform the same; and this Agreement constitutes a valid and binding obligation enforceable against Seller in accordance with its terms.

4.6 Compliance With Laws.

(a) Seller is not in violation of any laws, governmental orders, rules or regulations, whether federal, state or local ("**Laws**"), to which it or any of its assets or properties are subject, which may have a material adverse affect as to the Assets. Except as set forth in Schedule 4.6(a), Seller has not received notice of any violation of any Law, or any potential liability under any Law, relating to the operation of the Seller or use of the Assets, Seller is not aware of any such violation or potential liability.

(b) Sets forth a list of each government or regulatory license, authorization, permit, franchise, consent and approval (the "**Permits**") issued and held by or on behalf of Seller or, required to be so issued and held to use and operate the Assets as currently conducted by Seller. Except as disclosed in Schedule 4.6(b), Seller is the authorized legal holder of the Permits, and each Permit is valid and in full force and effect. Seller is not in default under, and no condition exists that with notice or lapse of time or both could constitute a default or could give rise to a right of termination, cancellation or acceleration under, any Permit held by Seller.

4.7 Assumed Contracts. Seller is not in default under any Assumed Contracts, if any, and each such agreement is a valid agreement, in full force and effect and enforceable in accordance with its terms. Each such agreement shall be validly assigned to and assumed by Purchaser as required in order to remain in full force and effect and enforceable in accordance with its terms after the consummation of the transactions contemplated by this Agreement. All payments due from Seller thereunder have been made in accordance with the terms of such agreement. There are no disputes or suits or actions at law or otherwise threatened, to the knowledge of the Seller, or pending thereunder and such agreements are the only agreements or arrangements of this nature. True, complete and correct copies of each such agreement have been supplied to Purchaser prior to the date hereof and/or will be supplied to Purchaser prior to the Closing.

4.8 Intellectual Property. All representations and warranties relating to Intellectual Property provided in Section 2.7 are incorporated by reference herein in their entireties.

4.9 Liabilities of Seller. Seller has not incurred material liability of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due, including without limitation any liability for taxes for any period prior to the Closing Date.

4.10 Ordinary Course of Business. Except as otherwise set forth on Schedule 4.10, since June 30, 2013, (i) the Seller has not taken any action in connection with the Assets or otherwise, except in the Ordinary Course of Business; (ii) there has not been any material adverse change in the proposed business, operations, properties, assets, or condition of the Seller; and (iii) there has not been any damage, destruction, or loss to the Seller or the Assets (whether or not covered by insurance) materially and adversely affecting the business or financial condition of the Seller.

4.11 Litigation. Except as disclosed on Schedule 4.11, there are no actions, suits, proceedings or investigations (including any purportedly on behalf of Seller) pending or, to the knowledge of Seller and the Seller Members, threatened against or affecting the Assets; Seller is not operating under, subject to, in violation of or in default with respect to, any judgment, order, writ, injunction or decree of any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality domestic or foreign in connection with the Assets. No inquiries have been made directly to Seller by any governmental agency which might form the basis of any such action, suit, proceeding or investigation, or which might require Seller to undertake a course of action which would involve any expense in connection with the Assets.

4.12 Taxes. Seller has filed, or caused to be filed, or will cause to be filed, with the appropriate U.S. federal, state, local and foreign governmental agencies all required tax and information returns. Seller does not have any liability, contingent or otherwise, for any taxes, excise taxes, assessments, charges, penalties or interest, including, without limitation, any which may arise as a result of this Agreement (but not including sales taxes, if any, payable as a result of the sale of the Assets as contemplated by this Agreement), other than amounts adequately reserved for. Seller has not received directly or indirectly notice of, nor is it otherwise aware of any tax audit or examination; Seller is not a party directly or indirectly to any action or proceeding by any governmental authority for assessment or collection of taxes, excise taxes, charges, penalties or interest, nor has any claim for assessment and collection been asserted against Seller directly or indirectly; nor has Seller executed a waiver of any statute of limitations with respect thereto. Seller has not received notices and is not otherwise aware of any deficiencies, adjustments or changes in assessments with respect to any such taxes. No extensions of time are in effect for the assessment of deficiencies for such taxes in respect of any period.

4.13 Solvency. Seller is Solvent and the sale of the Assets will not affect such Solvency and Seller will be Solvent following the sale of the Assets.

4.14 No Untrue Representation or Warranty. No representation or warranty contained in this Agreement or any attachment, written statement, schedule, exhibit, certificate or instrument furnished or to be furnished to Purchaser by Seller pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements contained herein or therein not misleading.

4.15 Environmental Matters. The operations of Seller (including, but not limited to the Assets) are currently and have been in compliance in all material respects with all applicable Environmental Laws and all licenses and permits issued pursuant to Environmental Laws or otherwise. Seller has not received any written communication alleging either that it may be in violation of any Environmental Law or that it may have any liability under any Environmental Law.

4.16 Title to Assets.

(a) Seller has good and marketable title to all of the Assets and the full right and power to transfer the Assets, except as provided in Schedule 2.7(a). The Assets are owned by Seller free and clear of all mortgages, pledges, liens, security interests, encumbrances, conditional sale agreements, charges, claims and restrictions of any kind and nature whatsoever; and Purchaser will acquire good and valid title to the Assets free and clear of all mortgages, pledges, liens, security interests, encumbrances, conditional sale agreements, charges, claims and restrictions of any kind and nature whatsoever;

(b) Neither Seller nor its Affiliates have previously sold the Assets or provided

any person rights to ownership of the Assets; and

(c) Seller has no present or future obligation or requirement to compensate any person with respect to any of the Assets, whether by the payment of royalties or not, or whether by reason of the ownership, use, license, lease, sale or any commercial use or any disposition whatsoever of any of the Assets, except those obligations contained in the Assumed Contracts, if any.

4.17 Insurance Coverage. Schedule 4.17 contains a list of all of the insurance policies and fidelity bonds covering the assets, business, operations, employees, officers and agents of Seller. There is no material claim by Seller pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid, and Seller has complied in all material respects with the terms and conditions of all such policies and bonds. Such policies of insurance and bonds are in full force and effect. Neither Seller nor any of the Seller Members have Knowledge of any threatened termination of, or premium increase with respect to, any of such policies or bonds.

4.18 Customer, Supplier and Employee Relations. Schedule 4.18 includes a complete and correct list of (a) all customers of Seller who have made aggregate purchases in excess of 5% of the total revenues of Seller in calendar year 2013, and (b) all suppliers from whom Seller has purchased in excess of $10,000 in equipment or supplies in calendar year 2012. The relationships of Seller with such customers and suppliers and the employees of Seller are good commercial working relationships and, except as disclosed in Schedule 4.18, none of such customers, suppliers or employees has canceled, terminated or otherwise materially altered or notified Seller of any intention to cancel, terminate or materially alter its relationship with Seller since January 1, 2013 and there will not be any such change as a result of the transactions contemplated by this Agreement.

4.19 Product and Service Matters. Except as disclosed in Schedule 4.20, each product manufactured, sold, leased, delivered or installed or services performed by Seller prior to the Effective Time has, in all respects, complied with and conformed to all applicable federal, state, local or foreign laws and regulations, contractual commitments and all applicable warranties of Seller. Schedule 4.20 includes copies of the standard terms and conditions of sale, lease, delivery or installation for the products and services of Seller (containing applicable guaranty, warranty, and indemnity provisions). Except as disclosed in Schedule 4.20, none of such products or services is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease.

4.20 Compliance with United States Foreign Corrupt Practices Act.

(a) Seller is in compliance with and has not made any payments that would be in violation of the United States Foreign Corrupt Practices Act (15 U.S.C. §§ 78dd-1, et seq.) ("**FCPA**").

(b) In connection with its compliance with the FCPA, there are no adverse or negative past performance evaluations or ratings by the U.S. Government, or any voluntary disclosures under the FCPA, any enforcement actions and, to the Knowledge of any Seller Member, there are no threats of enforcement actions, or any facts that could result in any adverse or negative performance evaluation related to the FCPA for Seller.

(c) Neither the U.S. Government nor any other Person has notified Seller of any actual or alleged violation or breach of the FCPA.

(d) Seller has not undergone and is not undergoing any audit, review, inspection, investigation, survey or examination of records relating to Seller's compliance with the FCPA

and, to the Knowledge of each Seller Member, there is no basis for any such audit, review, inspection, investigation, survey or examination of records.

(e) Seller has not been and is not now under any administrative, civil or criminal investigation or indictment involving alleged false statements, false claims or other improprieties relating to Seller's compliance with the FCPA and, to the Knowledge of each Seller Member,

there is no basis for any such investigation or indictment.

(f) Seller has not been and is not now a party to any administrative or civil litigation involving alleged false statements, false claims or other improprieties relating to Seller's compliance with the FCPA and, to the Knowledge of each Seller Member, there is no basis for any such proceeding.

4.21 Brokers. No broker, or investment banker or other Person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Seller.

4.22 Trade names. Neither Seller nor its Affiliates shall use, market or refer to the trade names included in the Assets or any similar names at any time following consummation of the transactions contemplated herein.

4.23 Representations of Seller. Seller represents, warrants, confirms and acknowledges the following to the Purchaser:

(a) Seller recognizes that the Purchaser Stock (the "**Securities**") has not been registered under the Securities Act of 1933, as amended (the "**1933 Act,**" or the "**Act**"), nor under the securities laws of any state and, therefore, cannot be resold unless the resale of the Securities is registered under the 1933 Act or unless an exemption from registration is available. Seller may not sell the Securities without registering them under the 1933 Act and any applicable state securities laws unless exemptions from such registration requirements are available with respect to any such sale. The Purchaser is under no obligation to register such Securities under the 1933 Act or under any state "**Blue Sky**" laws prior to or subsequent to their issuance;

(b) Seller acknowledges that he, she or it is a "**sophisticated investor**" (i.e., has experience and knowledge in and with investments in companies similar to the Purchaser) and that Seller (A) has, in making Seller's investment decision in connection with the Securities received, had an opportunity to review and has in fact reviewed, the Purchaser's Form 10-K Annual Report for the year ended January 31, 2013, and its Form 10-Q for the quarter ended April 30, 2013 (both available at sec.gov), including, but not limited to the risk factors, audited and unaudited financial statements, results of operations, management's discussion and analysis of financial condition, beneficial ownership, executive compensation and plan of operation information set forth therein; (B) has, prior to the date of this Agreement, been given an opportunity to review material contracts and documents of the Purchaser and has had an opportunity to ask questions of and receive answers from the Purchaser's officers and directors and has no pending questions as of the date of this Agreement; and (C) is not relying on any oral representation of the Purchaser or any other person, nor any written representation or assurance from the Purchaser; in connection with Seller's acceptance of the Securities and investment decision in connection therewith. Seller acknowledges that due to such Seller's knowledge of, receipt of and review of the information described above Seller has received similar information as would be included in a Registration Statement filed under the 1933 Act;

(c) Seller has such knowledge and experience in financial and business matters that such Seller is capable of evaluating the merits and risks of an investment in the Securities and of making an informed investment decision, and does not require a representative in evaluating the merits and risks of an investment in the Securities;

(d) Seller recognizes that an investment in the Purchaser is a speculative venture and that the

total amount of consideration tendered in connection with the Securities is placed at the risk of the business and may be completely lost. The ownership of the Securities as an investment involves special risks;

(e) Seller realizes that the Securities cannot readily be sold as they will be restricted securities and therefore the Securities must not be accepted unless such Seller has liquid assets sufficient to assure that such Seller can provide for current needs and possible personal contingencies;

(f) Seller confirms and represents that it is able (i) to bear the economic risk of the Securities, (ii) to hold the Securities for an indefinite period of time, and (iii) to afford a complete loss of the Securities. Seller also represents that it has (i) adequate means of providing for his, her or its current needs and possible personal contingencies, and (ii) has no need for liquidity in the Securities;

(g) All information which Seller has provided to the Purchaser concerning such Seller's financial position and knowledge of financial and business matters is correct and complete as of the date hereof;

(h) Seller has carefully considered and has, to the extent it believes such discussion necessary, discussed with his, her or its professional, legal, tax and financial advisors, the suitability of an investment in the Securities for its particular tax and financial situation and its advisers, if such advisors were deemed necessary, have determined that the Securities are a suitable investment for it;

(i) Seller has not become aware of and has not been offered the Securities by any form of general solicitation or advertising, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or other similar media or television or radio broadcast or any seminar or meeting where, to the Seller's knowledge, those individuals that have attended have been invited by any such or similar means of general solicitation or advertising;

(j) Seller understands that the Securities are being offered to it in reliance on specific exemptions from or non-application of the registration requirements of federal and state securities laws and that the Purchaser is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Seller set forth herein in order to determine the applicability of such exemptions and the suitability of such Seller to acquire the Securities. All information which Seller has provided to the Purchaser concerning the undersigned's financial position and knowledge of financial and business matters is correct and complete as of the date hereof, and if there should be any material change in such information prior to the Closing, such Seller will immediately provide the Purchaser with such information;

(k) the Purchaser is under no obligation to register or seek an exemption under any federal and/or state securities acts for any sale or transfer of the Securities by the Sellers, and Seller is solely responsible for determining the status, in its hands, of the Securities acquired in connection herewith and the availability, if required, of exemptions from registration for purposes of sale or transfer of the Securities;

(l) No federal or state agency has made any finding or determination as to the fairness of the Securities for investment or any recommendation or endorsement of the Securities. The

Securities have not been registered under the 1933 Act or the securities laws of any State and are being offered and sold in reliance on exemptions from the registration requirements of the 1933 Act and such state laws;

(m)Seller is acquiring the Securities for its own account for long-term investment and not with a view toward resale, fractionalization or division, or distribution thereof, and he, she or it does not presently have any reason to anticipate any change in its circumstances, financial or otherwise, or particular occasion or event which would necessitate or require his, her or its sale or distribution of the Securities. No one other than the Seller has any beneficial interest in said securities. Seller is receiving the Securities for his, her or its account for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof; and

(n) Seller understands and agrees that a legend has been or will be placed on any certificate(s) or other document(s) evidencing the Securities in substantially the following form:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS (I) THEY SHALL HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND ANY APPLICABLE STATE SECURITIES ACT, OR (II) THE CORPORATION SHALL HAVE BEEN FURNISHED WITH AN OPINION OF COUNSEL, SATISFACTORY TO COUNSEL FOR THE CORPORATION, THAT REGISTRATION IS NOT REQUIRED UNDER ANY SUCH ACTS."

ARTICLE .
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to Seller on the date hereof and on the Closing Date that the following representations and warranties are true and correct:

5.1 Organization. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite power and authority to purchase the Assets.

5.2 Authorization. This Agreement has been duly authorized, executed and delivered by Purchaser, and this Agreement is the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization and other laws affecting the enforcement of creditors' rights generally and by principles of equity.

(whether temporary, preliminary or permanent) which is then in effect and has the effect of making the sale of the Assets or any of the transactions contemplated hereby illegal.

ARTICLE . TERMINATION, AMENDMENT AND WAIVER

8.1 Termination. This Agreementt may be terminated at any time prior to the Effective Time:

(a) by mutual written consent of Purchaser and Seller;

(b) by either party if the other party shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply has not been cured within thirty (30) Business Days following receipt by such other party of written notice from the non-breaching party of such failure to comply;

(c) by either party if there has been (i) a breach by the other party of any representation or warranty that is not qualified as to materiality which has the effect of making such representation or warranty not true and correct in all material respects or (ii) a breach by the other party of any representation or warranty, in each case which breach has not been cured within thirty (30) business days following receipt by the breaching party from the non-breaching party of written notice of the breach;

(d) by the Purchaser by delivery of a Termination Notice in the event the Closing does not occur prior to the Deadline; or

(e) by either party if the transactions contemplated by this Agreement have not been effected on or prior to the close of business on the date that is one hundred and twenty (120) days after the date of this Agreement; provided

(f) that the requirements of Article IX shall survive the termination of this Agreement for any reason.

8.2 Waiver. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein which may legally be waived. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

ARTICLE . INDEMNIFICATION

9.1 Indemnification by Seller and Seller Members. »

Subject to the provisions of this Article, Seller and Seller Members agree to jointly and severally indemnify, defend and hold Purchaser and its Affiliates, parents, stockholders, subsidiaries, officers, directors, employees, agents, successors and assigns (such indemnified persons are collectively hereinafter referred to as "**Purchaser Indemnified Persons**"), harmless from and against any and all loss, liability, damage or deficiency (including interest, penalties, judgments, costs of preparation and investigation, and attorneys' fees) (collectively, "**Losses**") that any Purchaser Indemnified Person may suffer, sustain, incur or become subject to arising out of or due to: (a) the non-fulfillment of any covenant, undertaking, agreement or other obligation of Seller or any other party (other than Purchaser) under this Agreement or any Schedule hereto;

(b) any action taken by Seller prior to the Closing in connection with the Assets and/or the use of such Assets prior to the Closing Date, or the operations of Seller prior to and subsequent to Closing; (c) relating to the Liabilities of Seller not expressly assumed hereunder; (d) any misstatement, breach of or inaccuracy of any representation of Seller or any Seller Member in this Agreement; (e) relating to the transfer of the Assets or sale of the Assets hereunder; or (f) the breach of any representation, warranty or covenant of Seller or Seller Member in this Agreement. "**Losses**" as used in this Article is not limited to matters asserted by third parties, but includes Losses incurred or sustained in the absence of third party claims. Payment is not a condition precedent to recovery of indemnification for Losses.

9.2 Indemnification by Purchaser. »

Subject to the provisions of this Article, Purchaser agrees to indemnify, defend and hold Seller and its Affiliates, parents, stockholders, subsidiaries, officers, directors, members, managers, employees, agents, successors and assigns, (such indemnified persons are collectively hereinafter referred to as "**Seller Indemnified Persons**"), harmless from and against any and all Losses that any Seller Indemnified Person may suffer, sustain, incur or become subject to arising out of or due to: (a) the use of the Assets by the Purchaser after the Closing Date; (b) the non-fulfillment of any covenant, undertaking, agreement or other obligation of Purchaser under this Agreement; (c) any inaccuracy of any representation of Purchaser in this Agreement; or (d) the breach of any warranty or covenant of Purchaser in this Agreement.

9.3 Survival of Representations, Warranties and Covenants. »

The representations, warranties, covenants and other provisions of this Agreement which by their terms or by implication are to have continuing effect after the expiration or termination of this Agreement shall survive the Closing Date or the termination of this Agreement for any reason whatsoever, and shall remain in full force and effect.

9.4 Notice and Opportunity to Defend. »

If a claim for Losses (a "**Claim**") is to be made by any Purchaser Indemnified Person or Seller Indemnified Person (any such indemnified person, hereinafter a "**Claimant**") seeking indemnification hereunder, such Claimant shall notify the indemnifying party or parties (any such indemnifying party, a "**Respondent**") promptly. If such event involves (a) any claim or (b) the commencement of any action or proceeding by a third person, Claimant shall give Respondent written notice of such claim or the commencement of such action or proceeding as provided above. Delay or failure to so notify Respondent shall only relieve Respondent of its obligation to the extent, if at all, that Respondent is prejudiced by reason of such delay or failure. Respondent shall have a period of 30 days within which to respond thereto. If Respondent accepts responsibility or does not respond within such 30 day period, then Respondent shall be obligated to compromise or defend, at its own expense and by counsel chosen by Respondent, which counsel shall be acceptable to such Purchaser Indemnified Person or Seller Indemnified Person, as the case may be, such matter, and Respondent shall provide Claimant with such assurances as may be reasonably required by Claimant to assure that Respondent will assume and be responsible for the entire liability at issue. If Respondent fails to assume the defense of such matter within said 30 day period, Claimant will (upon delivering notice to such effect to Respondent) have the right to undertake, at Respondent's cost and expense, the defense, compromise or settlement of such matter on behalf of such Claimant. The Claimant agrees to cooperate with Respondent and its counsel in the defense against any such asserted liability. In any event, Claimant shall have the right to participate at its own expense in the defense of such asserted liability. Any compromise of such asserted liability by Respondent shall require the prior written consent of Claimant, which consent will not be unreasonably withheld and in the event Claimant defends any such asserted liability, then any compromise of such asserted liability by Claimant shall require the prior written consent of Respondent, which consent shall not be unreasonably withheld.

9.5 Right to Set Off. »

9.6 In the event that Purchaser shall have a Claim against Seller or any Seller Member for which Purchaser has not been fully indemnified as contemplated above, Purchaser shall have the right to set off the amount of such Claim against Seller or any Seller Member, as the case may be, against any amounts due Seller or any Seller Member hereunder or any other agreement or understanding by and between Purchaser, Seller or any Seller Member, including, but not limited to the Employment Agreement.

CONFIDENTIALITY

9.7 Confidentiality. At all times after the Closing, the Seller and each Seller Member shall retain in strictest confidence, and shall not disclose to any third parties or use for their benefit (other than in order to fulfill the terms and conditions of this Agreement and the transactions contemplated by this Agreement) or for the benefit of others any confidential information comprising or related to the Purchaser or any of Purchaser's Affiliates, the Assets, or the Intellectual Property, including, without limitation, trade secrets, source code, customer or supplier lists, marketing plans or strategies, product development techniques or plans, or technologies (collectively "**Confidential Information**"). Confidential Information shall not include information which (i) is or becomes part of the public domain without breach of this Agreement, (ii) is independently received by the receiving party without the use of confidential information, or (iii) is explicitly approved for release by written authorization of the disclosing party. In the event that the receiving party is legally required to disclose any confidential information, the receiving party shall promptly notify the disclosing party of such requirement and, if requested by the disclosing party, shall reasonably cooperate in the disclosing party's efforts to prevent or limit such disclosure.

ARTICLE .
MISCELLANEOUS

10.1 Notices. »

Any and all notices, requests or other communications hereunder ("**Notices**") shall be given in writing and delivered by: (a) regular, overnight or registered or certified mail (return receipt requested), with first class postage prepaid; (b) hand delivery; (c) facsimile transmission; or (d) overnight courier service, to the parties at the following addresses or facsimile numbers:

(i) if to Seller, to:

Black Rock Beverage Services, LLC
1465 Blue Sky Cir 17-107
Erie, CO 80516
303-941-5086

(ii) if to Purchaser, to:

Jammin Java Corp.
8200 Wilshire Blvd, Suite 200
Beverly Hills, CA 90211
Phone: (323) 556-0746

Fax: ____________________

Attn: Anh Tran

or at such other address or number as shall be designated by either of the parties in a notice to the other party given in accordance with this Section. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given: (A) in the case of a notice sent by regular or registered or certified mail, three business days after it is duly deposited in the mails; (B) in the case of a notice delivered by hand, when personally delivered; (C) in the case of a notice sent by facsimile, upon transmission subject to telephone confirmation of receipt; and (D) in the case of a notice sent by overnight mail or overnight courier service, the next business day after such notice is mailed or delivered to such courier, in each case given or addressed as aforesaid.

10.2 Entire Agreement; Modification.»

This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior negotiations, agreements and understandings, whether written or oral, of the parties. This Agreement may not be modified or amended except by an instrument in writing duly signed by or on behalf of the Parties hereto.

10.3 Headings. »

The headings contained in this Agreement and in the Schedules and Exhibits hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

10.4 Assignment. »

This Agreement shall be binding upon the respective successors and assigns of the parties hereto. This Agreement may not be assigned by any party hereto without the prior written consent of the other party hereto.

10.5 Governing Law; Venue. »

This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada and applicable laws of the United States of America and the obligations of the parties hereto are to be performed in Beverly Hills, California. All disputes, claims, demands, actions, causes of action, suits or proceedings by and among the parties to this Agreement shall be adjudicated, litigated, heard or tried, if at all, exclusively in the state or federal courts of Los Angeles County, California. Los Angeles County, California shall be the mandatory, exclusive place for the adjudication, litigation, hearing or trial of any matter by and among the parties to this Agreement. Each party to this Agreement hereby irrevocably waives any right to have any such dispute, claim, demand, action, cause of action, suit or proceeding adjudicated, litigated, heard or tried in any place other than Los Angeles County, California.

10.6 No Third-Party Rights. »

This Agreement is not intended, and shall not be construed, to create any rights in any parties other than Purchaser, Seller or where applicable the Seller Members, and no Person shall assert any rights as third-party beneficiary hereunder.

10.7 Non-Waiver. »

The failure in any one or more instances of a party hereto to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege in

this Agreement conferred, or the waiver by said party of any breach of any of the terms, covenants or conditions of this Agreement shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

10.8 Severability. »

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to affect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

10.9 Incorporation of Exhibits and Schedules.»

The Exhibit hereto is incorporated into this Agreement and shall be deemed a part hereof as if set forth herein in full. References herein to "**this Agreement**" and the words "**herein,**" "**hereof**" and words of similar import refer to this Agreement (including its Exhibits and Schedules) as an entirety. In the event of any conflict between the provisions of this Agreement and any such Exhibit or Schedule, the provisions of this Agreement shall control.

10.10 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. A copy of this Agreement signed by one Party and faxed to another Party shall be deemed to have been executed and delivered by the signing Party as though an original. A photocopy or PDF of this Agreement shall be effective as an original for all purposes.

10.11 Transaction Expenses. Each Party shall be responsible for the payment of any and all of its own expenses, including without limitation the fees and expenses of counsel, accountants and other advisers, arising out of or relating directly or indirectly to the transactions contemplated by this Agreement, whether or not such transactions are consummated in whole or in part.

[Remainder of page left intentionally blank. Signature page follows.]

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the day and year first above written to be effective as of the Effective Date.

"**SELLER**"

BLACK ROCK BEVERAGE SERVICES, LLC

By: [signature]

Name: Jeffrey Krumtum

Title: Member

"**SELLER MEMBERS**"

____
Name: Jeff Krumtum

____
Name: Erika Krumtum

____
Name: __________

"**PURCHASER**"

JAMMIN JAVA CORP.

By: ______________________________

Name: Brent Toevs

Title: CEO

EXHIBIT A

Assets of Seller

"Assets" shall include:

(i) All of Seller's Intellectual Property including all related documentation and including, but not limited to all of the Intellectual Property set forth on Schedule 2.7(d) and Schedule 2.7(g) as well as any and all other Intellectual Property of Seller, subject only to those items set forth on Schedule 2.7(a), and all rights associated therewith;

(ii) all computer hardware, furniture, furnishings, equipment, machinery, tooling, inventory, property, parts and other tangible personal property of Seller;

(iii) all fixtures and fixed property held or owned by Seller;

(iv) all rights under or related to the Assumed Contracts set forth on Exhibit B, if any;

(v) all payment rights and other intangible assets (including goodwill) with respect to customer relationships that are not embodied in complete written contracts;

(vi) all rights in Intellectual Property now in existence or under development, including all licenses and rights to use or practice such Intellectual Property, and all goodwill represented thereby and pertaining thereto;

(vii) all credits, prepaid expenses, deferred charges, advance payments, security deposits and prepaid items;

(viii) all instruments and inventory, finished goods, raw materials, liquor, work in progress, packaging, supplies, parts and other inventories (the "**Inventory**");

(ix) all Books and Records and marketing materials in Seller's possession;

(x) to the extent their transfer is permitted by applicable Law, all Governmental Authorizations, including all applications therefor;

(x) rights and obligations under the following of Seller's real property, office space, warehouse, equipment, and industrial leases and rental agreements as set forth on Exhibit B;

(x) all packaging, brand information and marketing materials; and

(x) all goodwill of Seller;

provided that (a) the Liabilities (as defined in the Agreement); (b) the Seller's cash on hand; and (c) the Seller's accounts receivables, shall be specifically excluded from the definition of Assets.

All product manuals, sales literature, parts or replacement parts, factory tools and diagnostic equipment, marketing materials or signs related to the Assets.

All books, records, documents, files, customer lists, procedural manuals and other printed or written materials, whether stored electronically or otherwise, concerning the Assets ("**Books and Records**").

All warranty rights associated with the Assets. All warranties and guaranties given to, assigned to or benefiting Seller regarding the acquisition, or the construction, design, use, operation, management or maintenance of any of the Assets.

The goodwill of Seller relating to the Assets, the right to all telephone, telex, email addresses, webdomains and telecopier numbers relating to the Assets which are owned by Seller, all information in the possession of Seller relating to the operations of the Assets, the exclusive right of the Purchaser to represent itself as carrying on the business of the Assets as well as all corporate business opportunities of Seller relating to the Assets.

Seller's lists of suppliers and customers and contact information in connection therewith.

EXHIBIT B

Assumed Contracts

EXHIBIT C

Employment Agreement